InnerWorkings Announces Record Fourth Quarter and Full Year 2011 Results

Record Revenue and Adjusted EBITDA for Quarter and Year; Established Global Platform Servicing Multinational Clients

CHICAGO, IL February 14, 2012 — InnerWorkings, Inc. (NASDAQ: INWK), a leading provider of global print management and promotional solutions, today reported results for the fourth quarter and fiscal year ended December 31, 2011.

Quarterly Highlights:

•	Record revenue of $175.2 million, an increase of 34.4% compared to revenue of $130.4 million in the fourth quarter of 2010. This represents the fifth consecutive quarter of record revenue.

•	Net income was $5.8 million, an increase of 63.1% compared to $3.5 million in the year-earlier period. Earnings were $0.12 per diluted share compared to $0.07 per diluted share in the year-earlier period. Both earnings per share figures include $0.01 per diluted share from the sale of Echo Global Logistics stock.

•	Record Adjusted EBITDA of $11.4 million, an increase of 45.0% compared to $7.9 million in the year-earlier period. Please refer to the non-GAAP reconciliation table below for more information.

•	Year-over-year enterprise revenue growth of 31.7% and transactional revenue growth of 42%.

•	Cash flow generated from operations was $10.8 million, an increase of 72.1% compared to $6.3 million in the fourth quarter of 2010.

Fiscal Year Highlights:

•	Record revenue for fiscal year 2011 of $633.8 million, an increase of 31.4% compared to revenue of $482.2 million in fiscal year 2010.

•	Net income was $16.4 million and diluted earnings per share were $0.34, compared to net income of $11.2 million and diluted earnings per share of $0.24 in fiscal year 2010, an increase of 46.2% and 41.7%, respectively.

•	Record Adjusted EBITDA was $37.7 million, an increase of 37.8% compared to $27.4 million in fiscal year 2010. Please refer to the non-GAAP reconciliation table below for more information.

•	Record organic revenue of $60.4 million from new enterprise accounts.

•	Record cash flow generated from operations was $27.8 million, an increase of 233.2% compared to $8.4 million in fiscal year 2010.

“Our record 2011 financial results were driven by successful execution against our strategic priorities and the breadth of our global platform,” said Eric D. Belcher, chief executive officer of InnerWorkings. “Moving into 2012, we are focused on winning global print management contracts and gaining share in the underserved middle market.”

Additional fourth quarter 2011 financial and operational highlights include the following:

•	72% of the Company’s revenue was generated from sales to enterprise clients, with the remaining 28% derived from transactional clients.

•	As of December 31, 2011, the Company had an outstanding balance of $60.0 million on its $100 million bank credit facility and retained cash and short-term investments of $14.3 million.

“We achieved a number of significant milestones in 2011, including records for revenue, Adjusted EBITDA and operating cash flow, which demonstrate our growth and profitability momentum,” said Joseph M. Busky, chief financial officer of InnerWorkings. “We are committed to making the additional investments necessary to continue to improve our market position and enhance our competitive strengths.”

Conference Call

A conference call will be broadcast live on Tuesday, February 14, 2012, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor “Events & Presentations” section of InnerWorkings’ website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is a leading provider of global print management and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. InnerWorkings is based in Chicago, IL, employs over 1,000 individuals, and maintains 44 global offices. Among the many industries InnerWorkings services are: retail, financial services, hospitality, non-profits, healthcare, food & beverage, broadcasting & cable, education, transportation and utilities.

For more information visit: www.inwk.com.

Non-GAAP Financial Measure

This press release includes the following financial measure defined as a “non-GAAP financial measure” by the Securities and Exchange Commission: non-GAAP adjusted EBITDA. We believe that Non-GAAP Adjusted EBITDA provides useful information to investors because it provides information about the estimated financial performance of the Company’s ongoing business. Non-GAAP Adjusted EBITDA is used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Adjusted EBITDA may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation to non-GAAP Adjusted EBITDA” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K.

Consolidated Statements of Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011
Revenue	$130,397,680	$175,234,543	$482,212,101	$633,846,120
Cost of goods sold	98,866,457	132,634,714	366,199,728	484,483,592
Gross profit	31,531,223	42,599,829	116,012,373	149,362,528
Operating expenses:
Selling, general, and administrative expenses	24,529,777	32,258,617	91,796,566	115,624,276
Depreciation and amortization	2,416,469	2,781,934	9,008,514	10,171,758
Preference claim charge	—	—	—	950,000
Income from operations	4,584,977	7,559,278	15,207,293	22,616,494
Total other income (expense)	526,278	582,779	1,752,002	1,879,122
Income before taxes	5,111,255	8,142,057	16,959,295	24,495,616
Income tax expense	1,576,099	2,377,452	5,748,806	8,102,609
Net income	$3,535,156	$5,764,605	$11,210,489	$16,393,007

Basic earnings per share	$0.08	$0.12	$0.25	$0.35
Diluted earnings per share	$0.07	$0.12	$0.24	$0.34

Weighted average shares outstanding, basic	45,822,658	46,658,537	45,703,699	46,428,443
Weighted average shares outstanding, diluted	47,733,052	49,188,391	47,582,337	48,826,958

Consolidated Balance Sheets

	December 31,	December 31,
	2010	2011

Cash and cash equivalents	$5,259,272	$13,219,385
Short-term investments	4,284,614	1,129,757
Accounts receivable, net of allowance for doubtful accounts	85,110,289	124,678,502
Unbilled revenue	24,626,558	28,318,751
Inventories	9,674,961	14,201,606
Prepaid expenses	9,836,486	11,066,451
Other current assets	7,683,794	15,873,386
Total long-term assets	133,448,806	249,165,348
Total assets	$279,924,780	$457,653,186

Accounts payable-trade	$55,604,566	$102,245,865
Other current liabilities	13,333,629	46,135,672
Revolving credit facility	47,400,000	60,000,000
Other long-term liabilities	3,402,486	67,769,862
Total stockholders’ equity	160,184,099	181,501,787
Total liabilities and stockholders’ equity	$279,924,780	$457,653,186

Cash Flow Data

	Twelve Months Ended December 31,
	2010	2011
Net cash provided by operating activities	8,352,524	27,830,536
Net cash provided by (used in) investing activities	(4,182,676)	(33,575,352)
Net cash provided by (used in) financing activities	(1,780,381)	14,067,712
Effect of exchange rate changes on cash and cash equivalents	(34,101)	(362,783)
Increase in cash and cash equivalents	2,355,366	7,960,113
Cash and cash equivalents, beginning of period	2,903,906	5,259,272
Cash and cash equivalents, end of period	$5,259,272	$13,219,385

Reconciliation of Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011

Operating Income	$4,584,977	$7,559,278	$15,207,293	$22,616,494
Preference claim charge	—	—	—	950,000
Depreciation and amortization	2,416,469	2,781,934	9,008,514	10,171,758
Stock based compensation	879,079	1,087,157	3,148,619	3,976,187
Adjusted EBITDA	$7,880,525	$11,428,369	$27,364,426	$37,714,439

CONTACT:

Scott Kozak

InnerWorkings, Inc.

(312) 642-3700

skozak@inwk.com

SOURCE: InnerWorkings, Inc.